UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2017

ARC Document Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

(925) 949-5100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by ARC Document Solutions, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on May 2, 2017 (the “Initial Form 8-K”). The sole purpose of this Amendment No. 1, as required by SEC regulations, is to disclose the Company’s decision regarding how frequently it will conduct nonbinding stockholder advisory votes on the compensation of its named executive officers. Other than this additional disclosure, no changes are being made to the Initial Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on April 27, 2017, the Company’s stockholders voted on, among other matters, a nonbinding advisory proposal concerning the frequency of future advisory votes on the compensation of the Company’s named executive officers. As reported in the Initial Form 8-K, the Company’s stockholders voted in favor of holding an annual nonbinding stockholder advisory vote on the compensation of the Company’s named executive officers.

The Company has determined that it will hold a nonbinding stockholder advisory vote on the compensation of the Company’s named executive officers annually until the Company holds its next stockholder advisory vote on the frequency of such advisory votes or until the Company’s Board of Directors otherwise determines that a different frequency for such nonbinding advisory votes is in the best interests of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2017	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ D. JEFFERY GRIMES
D. Jeffery Grimes
Vice President, Senior Corporate Counsel and Corporate Secretary